SCHEDULE 2

                                         10f-3 REPORT

                                   SMITH BARNEY MUNI FUNDS
                                    LIMITED TERM PORTFOLIO

                            February 1, 2002 through April 30, 2002

			Trade						% of
Issuer			Date	Selling Dealer	Amount	    Price     Issue (1)
Massachusetts Health 	4/5/02	Merrill Lynch	$1,300,000  $103.371  18.29%A
   & Education Finance
   Authority Massachusetts
   Project
   5.500% due 10/1/2018


(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principalamount of the offering.


A - Includes purchases of $11,500,000 by other Smith Barney Mutual Funds.








SCHEDULE 1

					10f-3 REPORT

				   SMITH BARNEY MUNI FUNDS
				    NEW YORK PORTFOLIO

                             February 1, 2002 through April 30, 2002

			Trade						 % of
Issuer			Date   Selling Dealer  	Amount	 Price   Issue (1)
South Broward Hospital	2/12/02Prudential Securities	$500,000 $99.630 0.42%
   5.625% due 5/1/2032



(1)Represents purchases by all affiliated funds; may not exceed
   25% of the principalamount of the offering.